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Exhibit 99


          NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES CHANGES IN
            ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                                                                 PR NEWSWIRE

Red Bank, N.J. July 20, 2006 -- North European Oil Royalty Trust (NYSE-NRT) announced today that effective July 18, 2006 the Audit Committee of the Trustees of North European Oil Royalty Trust (the "Trust") has engaged the firm of Weiser LLP as the Trust's new independent registered public accounting firm, replacing the firm of Ernst & Young LLP ("E&Y LLP").

With respect to the audits of the Trust's consolidated financial statements for the fiscal years ended October 31, 2005 and 2004, and the subsequent interim periods through April 30, 2006 and through the date hereof, there were no disagreements with E&Y LLP.

The Trust continues to retain the services of the German affiliate of E&Y LLP, Ernst & Young AG, to examine certain matters relating to royalty payments under the agreements with the operating companies in Germany.

Contact -- John H. Van Kirk, Managing Trustee, or John R. Van Kirk, Managing Director, telephone: (732) 741-4008, e-mail: neort@aol.com.
Website: www.neort.com.